Exhibit 99.1

SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE

This SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE (this “Agreement”) is made and entered into as of this 21st day of October, 2010, by and among Patrick Curran (“Executive”), Tops Markets, LLC, a New York limited liability company (the “Company”), and Tops Holding Corporation, a Delaware corporation (“Tops Holding”) (each a “Party,” and, collectively, the “Parties”).

WHEREAS, Executive and the Company are parties to an Employment Agreement dated as of March 25, 2008 (the “Employment Agreement”);

WHEREAS, Executive was granted an option to purchase 555.55 shares of common stock, par value $0.001 per share, of Tops Holding pursuant to a Tops Holding Corporation 2007 Stock Incentive Plan Non-Qualified Stock Option Agreement dated as of April 28, 2008 (the “Option Certificate”);

WHEREAS, Executive and the Company are parties to a letter agreement, dated as of April 28, 2008, relating to certain obligations of Executive relating to non-competition, non-solicitation, non-disclosure, assignment of inventions and non-disparagement (the “Non-Compete Agreement”);

WHEREAS, Executive and Tops Holding are parties to a Bonus Award Agreement, dated as of October 27, 2009 (the “Bonus Award Agreement”);

WHEREAS, Executive, Tops Holding and the Parties desire to enter into a new agreement that supersedes all prior agreements between them, including without limitation the Employment Agreement, the Option Certificate, the Non-Compete Agreement and the Bonus Award Agreement, as well as all promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any Party, or any officer, director, employee, representative or agent thereof, such that any prior agreement between the Parties is hereby terminated;

WHEREAS, the Parties understand that they are waiving legal rights by signing this Agreement, and enter into this Agreement voluntarily, with a full understanding of and agreement with all of its terms;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.             Separation from Employment; Transition Period.

(a)           On October 5, 2010 (the “Notice Date”), the Parties agreed that Executive’s employment with the Company will terminate, effective December 31, 2010 (the “Separation Date”).  During the period between the Notice Date and the Separation Date (the “

Transition Period”), Executive will continue to be paid his base salary, less applicable deductions and withholdings, in accordance with the Company’s usual and customary payroll procedures, and will continue to receive benefits at the same level in which Executive was participating, and at the same level of contribution, in effect immediately prior to commencement of the Transition Period.

(b)           During the Transition Period, Executive will perform such duties as the Company may reasonably request, including without limitation as may be required in connection with the transition of work to his successor(s) and/or to other employees of the Company.

(c)           During the Transition Period, Executive shall receive reimbursement for any unpaid expenses to which Executive is entitled in accordance with Company policy.

(d)           During the Transition Period and following the Separation Date, Executive shall, to the extent reasonably requested by the Company, and except as may be required by applicable law, cooperate in good faith with and assist the Company or any of its affiliates in the pursuit, defense or investigation of any actual, threatened, anticipated or potential claim, administrative charge or cause of action by or against the Company or any of its affiliates as to which Executive, by virtue of his employment with the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding.

2.             Separation Benefits.

(a)           Provided that Executive agrees to and accepts the terms of this Agreement, and does not timely revoke his acceptance, and further provided that, upon the Separation Date, Executive executes and delivers, and does not timely revoke, a general release in the form attached as Exhibit A, Executive shall receive the following (collectively, the “Separation Benefits”):

(i)      the amount of $244,795, less applicable deductions and withholdings, payable in equal installments and in accordance with the Company’s regular and customary payroll practices, over the period commencing on January 1, 2011 and ending on December 31, 2011 (the “Benefits Period”);

(ii)     an amount equal to the Annual Bonus payable to Executive for fiscal year 2010 pursuant to the Employment Agreement, calculated based on Executive’s target percentage of 60% of Annual Base Salary and achievement by the Company of its bonus target for such year, such amount to be paid on or about the date on which the Company pays bonuses to other members of the Company’s senior management in respect of such year;

(iii)    the amount of $50,000, less applicable deductions and withholdings, payable in one (1) lump sum payment within ten (10) business days following the Separation Date; provided that upon the Separation Date, Executive returns the Company’s automobile to the Company;

(iv)    continuation of participation in all welfare and benefits plans during the Benefits Period at the same level offered to and enrolled in by the Executive and members of his family prior to commencement of the Transition Period at the expense of the Company until the earlier of (a) expiration of the Benefits Period and (b) the date that Executive is eligible to receive coverage and benefits from a new employer; provided, however, that if Executive is precluded from continuing his participation in any such welfare or benefit plan, then the Company shall pay the economic equivalent of the benefits provided under such plan for the period specified above, it being understood that the economic equivalent of a benefit foregone shall be deemed to be the cost in the State of New York that would reasonably be incurred by Executive in obtaining such benefit himself on an individual basis;

(v)     utilization of an executive-level outplacement through the end of the Benefits Period with a vendor selected by the Company;

(vi)    waiver of objections from the Company regarding Executive’s lawful application to receive unemployment benefits.

(b)           Executive agrees and acknowledges that his receipt of the Separation Benefits is subject to and conditioned upon his strict compliance with this Agreement, including without limitation the covenants set forth in Sections 7, 8, 9, 10 and 11 below.  Executive further agrees that, should he fail to comply with any such covenants, the Company, in addition to any other legal or equitable remedies available to it, shall be entitled to immediately and forever cease payment of the Separation Benefits, and to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

(c)           Executive agrees and acknowledges that, other than as set forth in this Agreement, Executive is not entitled to and shall not receive any additional compensation, payments or benefits of any kind from the Company, and that no representations or promises to the contrary have been made to Executive.  Executive further agrees and acknowledges that the payments and benefits set forth in this Agreement exceed the consideration to which Executive would otherwise be entitled, and that such payments and benefits constitute good and sufficient consideration for the promises and covenants of Executive set forth herein.

(d)           Executive agrees and acknowledges that the Company shall not have an obligation in the future to reemploy Executive, or to enter into any other business arrangement of any kind with Executive.

3.             Options; Bonus Award Agreement.  Executive agrees and acknowledges that all options granted him pursuant to the Option Certificate and the bonus awarded pursuant to the Bonus Award Agreement are unvested and shall be forfeited as of the date of this Agreement.

4.             Release of Claims.  In consideration for the agreements of the Company set forth in this Agreement, including without limitation the Separation Benefits, and on behalf of himself, his spouse, agents, heirs and representatives, Executive irrevocably and unconditionally waives, discharges and releases his right to assert against the Releasees (as such term is defined below) any form of claim, complaint or any other form of action seeking any form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), the recovery of damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance existing or arising through the date of this Agreement (collectively, “Claims”).

For purposes of this Agreement, the “Releasees” shall include Morgan Stanley, Tops Holding, the Company, their respective subsidiaries and affiliates, and their past and present officers, directors, employees, stockholders, owners, representatives, assigns, attorneys, agents and insurers, and their employee benefit programs and plans (including without limitation the Tops Holding Corporation 2007 Stock Incentive Plan (as amended, the “Plan”)) and the trustees, administrators, fiduciaries and insurers of such programs and plans.

Without limiting the foregoing general waiver and release, Executive specifically waives and releases the Releasees from any Claim arising from or related to Executive’s employment with the Company or the termination thereof, including, without limitation:

•              Claims under any federal, state or local discrimination, fair employment practices or other employment-related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation.  Without limitation, specifically included in this Section 4 are any Claims arising under the federal Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act and the Family & Medical Leave Act, the New York State Human Rights Law, the New York Labor Code, the New York Worker Adjustment and Retraining Notification Act, the New York Whistleblower Law, the New York Constitution, as such laws have been amended from time to time.

•              Claims under any other federal, state or local statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment.  Without limitation, specifically included in this Section 4 are any Claims arising under the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any similar statute.

•              Claims under any common law theory, including without limitation wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud and negligence.

•              Claims under any agreement between Executive and Tops Holding and/or the Company, including without limitation the Employment Agreement, the Option Certificate, the Non-Compete Agreement and the Bonus Award Agreement.

•              Claims under any employee welfare, insurance or severance plan, including without limitation the Plan.

•              Any other Claim arising under federal, state or local law.

Executive explicitly acknowledges that, because he is over forty (40) years of age, he has specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this Section 4 are intended to release any right that Executive may have to file a claim against the Releasees alleging discrimination on the basis of age.

Notwithstanding the foregoing, this Section 4 does not:

•              release the Company or Tops Holding from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

•              prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);

•              prohibit Executive from participating in an investigation or proceeding by the EEOC or a similar state or local agency; or

•              prohibit Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the ADEA or impose any condition precedent, penalty or costs for doing so unless specifically authorized by federal law.

Executive’s waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any claim whatsoever, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released.

Executive acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the consideration provided under the terms of this Agreement, including without limitation the Separation Benefits.  Executive further agrees that, should Executive breach this Section 4, Tops Holding and/or the Company, in addition to any other legal or equitable remedy available to them, shall be entitled to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

5.             Review and Revocation Period.

(a)           Executive acknowledges that, before signing this Agreement, he was given a period of 21 days in which to review and consider it; that Executive has, in fact, carefully reviewed this Agreement; and, that he is entering into it voluntarily and of his own free will.  Executive further acknowledges that Tops Holding and the Company encouraged him in writing to show this Agreement to and discuss it with his attorney before signing it, and that, to the extent Executive wished to do so, he has done so.  Executive further acknowledges that, if he executed this Agreement before the end of the 21-day period, such early execution was completely voluntary, and Executive had reasonable and ample time in which to review this Agreement.

(b)           Executive agrees that, for a period of seven days after he signs this Agreement, he has the right to revoke it by providing notice, in writing (delivered in person or by registered or certified mail, return receipt requested), to:  Lynne Burgess, Senior Vice President and General Counsel, Tops Markets, LLC, P.O. Box 1027, Buffalo, New York 14240.  This Agreement will not become effective and enforceable until after the expiration of the seven-day revocation period.

(c)           Executive understands that his acceptance of any payment or benefit set forth in this Agreement at any time more than seven days after he signs this Agreement confirms that he did not revoke his assent to this Agreement and, therefore, that it is effective and enforceable.

6.             Pursuit/Assignment of Released Claims.  Executive warrants that, as of the date of this Agreement, he has not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim this Agreement purports to waive or release, or assigned any such Claim to any other person or entity.

7.             Non-Competition/Non-Solicitation.

(a)           Between the date of this Agreement and the conclusion of the Benefits Period (the “Restrictive Period”) Executive shall not, and shall not permit any of his affiliates to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or represent any business whether now existing or hereafter established that competes with (or proposes or plans to compete with) the Company or its affiliates (a “Competitor”) (as determined in good faith by the Board) in any line of business engaged in or under development by the Company; nor shall Executive entice, induce or encourage any of the Company’s employees to engage in any activity which, were it done by Executive, would violate any provision hereof.

(b)           During the Restrictive Period, Executive shall not, directly or indirectly (i) attempt to contact, recruit or solicit any customers of the Company; (ii) enter into any agreement with any party to recruit or solicit such customers; (iii) request any customers of the Company to curtail or cancel their business with the Company; (iv) induce or attempt to induce any employee of the Company to leave the Company’s employment; (v) assist any other person or entity in requesting or inducing any such employee of the Company to leave such employment; or (vi) induce or attempt to induce any employee of the Company to join with Executive in any capacity, directly or indirectly.

(c)           If, at the time of enforcement of this Section 7, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court.

8.             Non-Disclosure.  From and after the date hereof, Executive will not disclose or use at any time any Confidential Information (as defined below) of which he is or becomes aware, whether or not such information is developed by Executive, except to the extent that such disclosure or use (i) is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by the Company during the Transition Period, or (ii) is required by applicable law.  In the event Executive is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any part of the Confidential Information, Executive will notify the Company promptly in writing so that the Company may seek an appropriate protective order.  Any required disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on Executive.  Executive shall deliver to the Company on the Separation Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its affiliates which Executive may then possess or have under his control.

As used in herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Executive while employed by the Company or any predecessors thereof (including those obtained prior to the date hereof) or during the Transition Period concerning (i) the business or affairs of the Company or such predecessors, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.

9.             Assignment of Inventions.  Executive hereby assigns, transfers and conveys to the Company all of his right, title and interest to all inventions discoveries or improvements (whether or not patented, copyrighted or trademarked) conceived or developed by solely by Executive, or jointly by Executive with others (“Work Product”), during the period during which he was employed by the Company (and for the Transition Period and the Restrictive Period if and to the extent such Work Product results from any work performed for the Company or any of its affiliates, any use of the Company’s or any of its affiliates’ premises or property or any use of the Company’s or any of its affiliates’ Confidential Information).  Executive will promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States or corresponding foreign law.

10.                               Non-Disparagement.  Executive agrees that, except as may be required by applicable law, Executive will not make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written), to any person other than the Board, that disparages the Company or any of its affiliates (including, without limitation, Morgan Stanley or any of its affiliates) or is likely in any way to harm the business or the reputation of the Company or any of its affiliates (including, without limitation, Morgan Stanley or any of its affiliates), or any of their respective former, present or future managers, directors, officers, members, stockholders, employees, vendors, clients, successors or assigns.

11.                               Return of Documents and Other Property.  Upon the Separation Date, or such earlier date as may be requested by the Company, Executive shall return to the Company any and all of the Company’s and its affiliates’ property, including, without limitation, all computers, cell phones, Blackberries and similar electronic devices, keys, credit cards, identification tags, cards and badges, and any documents, files or materials constituting or containing Confidential Information.

12.                               Acknowledgment.  Executive acknowledges that, during the course of his employment by the Company, he has been directly and materially involved as a senior executive in important policy and operational decisions of the Company, its subsidiaries and affiliates.  Executive further acknowledges that the scope of the restrictions set forth in this Agreement has been specifically bargained between the Company and Executive, each being fully informed of all relevant facts.  Accordingly, the Executive acknowledges that the restrictions set forth in Sections 7, 8, 9, 10 and 11 above are fair and reasonable, and are minimally necessary to protect the Company, its subsidiaries and affiliates, its stockholders and the public from unfair competition by Executive who, as a result of his employment with the Company, has had unlimited access to the most confidential and important information of the Company, its subsidiaries and affiliates, their business and future plans.  Executive acknowledges that no unreasonable harm or injury will be suffered by him as a result of the enforcement of the restrictions contained in this Agreement, and that he will be able to earn a reasonable livelihood following the termination of his employment notwithstanding enforcement of the covenants contained herein.  Executive further acknowledges that nothing in this Agreement is intended or will limit Executive’s right to provide truthful and complete information to judicial or administrative, governmental or regulatory authorities in connection with any investigation involving the Releasees.

13.                               Remedies for Breach.  Executive hereby acknowledges that, in the event of a breach or threatened breach of any of the provisions of Sections 7, 8, 9, 10 or 11 above, such breach or threatened breach will cause the Company to suffer irreparable harm, and that the Company shall be entitled to an injunction from a court of competent jurisdiction restraining the Executive from breaching such provisions.  The foregoing, however, shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including without limitation the immediate cessation of employment and any remaining Separation Benefits, the recovery of any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits, the recovery of damages from Executive, and the notification of any employer or prospective employer of Executive of the terms and conditions hereof (each without limiting or affecting Executive’s obligations under this Agreement).

14.                               Right of Set-Off.  In the event of a breach by Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days prior written notice to Executive, to set-off and apply any amounts at any time held by the Company on behalf of Executive, and all indebtedness at any time owing by the Company, its subsidiaries and affiliates to Executive, against any and all of the obligations of the Executive now or hereafter existing.

15.                               No Admission of Liability.  Executive agrees that neither this Agreement or the consideration provided hereunder constitute, nor may they be construed as, an admission of liability or wrongdoing of any kind by the Company, Tops Holding or any of their respective affiliates.

16.                               Notices.  Unless specified in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt or refusal thereof if delivered personally, sent by overnight courier service, mailed by registered or certified mail (return receipt requested), postage prepaid, or e-mailed to the other Party’s e-mail address on the Company’s computer network.  If mailed or sent by overnight courier service, notice shall be sent to the following addresses:

If to Executive, to:

Patrick Curran

5676 Glen Iris Drive

Clarence Center, New York  14032

If to the Company or Tops Holding, to:

Tops Markets, LLC

P.O. Box 1027

Buffalo, New York  14240

Attention:  Jack Barrett

Senior Vice President, Human Resources

Telephone: (716) 635-5949

Facsimile:  (716) 635-5102

E-mail:  jbarrett@topsmarkets.com

With a copy to:

Lynne A. Burgess

Senior Vice President and General Counsel

Tops Markets, LLC

P.O. Box 1027

Buffalo, New York  14240

Telephone: (716) 635-5614

Facsimile:  (716) 635-5909

E-mail:  lburgess@topsmarkets.com

Any party may change their address for notice by giving all other parties notice of such change pursuant to this Section  16.

17.                               Entire Agreement/Modification/Waiver.  This Agreement reflects the entire agreement among the Parties regarding the subject matter hereof and fully supersedes any and all prior agreements and understandings.  There is no other agreement except as stated herein, and Executive acknowledges that neither the Company nor Tops Holding nor any of their respective representatives has made any promises to him other than those contained in this Agreement.  This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of each of the Company and Tops Holding.  The failure of the Company or Tops Holding to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or the Company’s or Tops Holding’s right to seek enforcement of such provision in the future.

18.                               Assignment.  Executive may not assign any of his rights or obligations under this Agreement.  This Agreement shall be binding upon and inure to the benefits of the Company’s and Tops Holding’s successors and assigns.  Without limiting the foregoing, the Company and Tops Holding may assign their respective rights and delegate their respective duties hereunder in whole or in part to any of their respective affiliates or to any transferee of all or a portion of the assets or business to which this Agreement relates.

19.                               Confidentiality.  Executive agrees that, except as provided in the next sentence, he will keep the terms and conditions of this Agreement in confidence.  Unless and until Executive first obtains written permission from the Company, and only to the extent he obtains such permission, Executive will not knowingly disclose this information to anyone, except: (i) as reasonably necessary to enforce this Agreement; (ii) to his attorneys or bona fide tax advisors; (iii) to his spouse; (iv) to governmental taxing authorities; or (v) pursuant to compulsory legal process or a court order.  Executive acknowledges and agrees that the Company and Tops Holding will disclose this Agreement as required pursuant to applicable law and regulations promulgated by the Securities and Exchange Commission.

20.                               Severability.  The provisions of this Agreement are severable, it being the intention of the Parties that should any provision hereof be deemed invalid or unenforceable, such invalidity or unenforceability shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.

21.                               Governing Law.  This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of New York as applied to agreements entirely entered into and performed in New York by New York residents exclusive of the conflict of laws provisions of any other state.

22.                               Arbitration.  Any dispute, controversy or claim arising out of or relating to this Agreement, Executive’s employment with the Company or the termination of such employment shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration.  The arbitration shall be held in Buffalo, New York before a single arbitrator, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof; provided, however, that nothing contained in this Section 22 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief in aid of such arbitration or to compel another party hereto to comply with its or his obligations under this Agreement at any time, prior to or during the pendency of any arbitration proceedings, or to enforce an award or decision rendered in such proceedings.

23.                               Voluntary Agreement.  By executing this Agreement, Executive acknowledges that he has been afforded sufficient time to understand the terms and effects of this Agreement, that his agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor Tops Holding nor any of their respective officers, directors, employees, agents or representatives have made any representations inconsistent with the provisions of this Agreement.  Executive further acknowledges that Executive has not relied upon any statement or representation made by the Company or Tops Holding with respect to the basis or effect of this Agreement.

24.                               Counterparts.  This Agreement may be executed in counterparts, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same Agreement.

25.                               Interpretation.  This Agreement shall be construed as a whole according to its fair meaning.  It shall not be construed strictly for or against any Party.

26.                               Section 409A.  To the extent any provision of this Agreement or action by the Company would subject the Executive to liability for interest or additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.  It is intended that this Agreement will comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements and in-kind distributions, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent.  Each payment under Section 2 above or any Company benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation

§1.409A-2(b)(2)(iii) (or any similar or successor provisions).  To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions).  This Agreement may be amended to the extent necessary (including retroactively) by the Company in order to preserve compliance with Code Section 409A.  The preceding shall not be construed as a guarantee of any particular tax effect for Executive’s compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

*  *  *  *  *

READ THIS AGREEMENT WAIVER AND RELEASE AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT; IT INCLUDES A RELEASE AND WAIVER OF KNOWN AND UNKNOWN CLAIMS.  CONSULT YOUR ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized officer to execute, this Agreement as of the day and year first above written.

PATRICK CURRAN

/s/ Patrick Curran
Date: October 19, 2010

TOPS MARKETS, LLC

By:	/s/ Frank Curci
Title: President and Chief Executive Officer
Date: October 21, 2010

TOPS HOLDING CORPORATION

By:	/s/ Gary Matthews
Title: President
Date: October 21, 2010

EXHIBIT A

GENERAL RELEASE AND WAIVER

KNOW ALL MEN BY THESE PRESENTS:

1.                                       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as contemplated by the Separation Agreement, Waiver and General Release, among Tops Markets, LLC (the “Company”, Tops Holding Corporation, (“Tops Holding”) and Patrick Curran, (“Executive”), dated as of October 21, 2010 (the “Separation Agreement,” a copy of which is attached hereto and the terms of which are incorporated herein by reference), Executive irrevocably and unconditionally waives, discharges and releases his right to assert against the Releasees (as such term is defined below) any form of claim, complaint or any other form of action seeking any form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), the recovery of damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance existing or arising through the date of this General Release and Waiver (collectively, “Claims”).

2.                                       For purposes of this General Release and Waiver, the “Releasees” shall include Morgan Stanley, Tops Holding, the Company, their respective subsidiaries and affiliates, and their past and present officers, directors, employees, stockholders, owners, representatives, assigns, attorneys, agents and insurers, and their employee benefit programs and plans (including without limitation the Tops Holding Corporation 2007 Stock Incentive Plan (as amended, the “Plan”)) and the trustees, administrators, fiduciaries and insurers of such programs and plans.

3.                                       Without limiting the foregoing general waiver and release, Executive specifically waives and releases the Releasees from any Claim arising from or related to Executive’s employment with the Company or the termination thereof, including, without limitation:

i.                  Claims under any federal, state or local discrimination, fair employment practices or other employment-related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation.  Without limitation, specifically included in this Section 3 are any Claims arising under the federal Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act and the Family & Medical Leave Act, the New York State Human Rights Law, the New York Labor Code, the New York Worker Adjustment and Retraining Notification Act, the New

York Whistleblower Law, the New York Constitution, as such laws have been amended from time to time.

ii.               Claims under any other federal, state or local statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment.  Without limitation, specifically included in this Section 3 are any Claims arising under the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any similar statute.

iii.            Claims under any common law theory, including without limitation wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud and negligence.

iv.           Claims under any agreement between Executive and Tops Holding and/or the Company, including without limitation the Employment Agreement, the Option Certificate, the Non-Compete Agreement and the Bonus Award Agreement.

v.              Claims under any employee welfare, insurance or severance plan, including without limitation the Plan.

vi.           Any other Claim arising under federal, state or local law.

4.                                       Executive explicitly acknowledges that, because he is over forty (40) years of age, he has specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in Section 3 are intended to release any right that Executive may have to file a claim against the Releasees alleging discrimination on the basis of age.

5.                                       Notwithstanding the foregoing, this Section 3 does not:

i.                  release the Company or Tops Holding from any obligation expressly set forth in this General Release and Waiver or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

ii.               prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);

iii.            prohibit Executive from participating in an investigation or proceeding by the EEOC or a similar state or local agency; or

iv.           prohibit Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the ADEA or impose any condition precedent, penalty or costs for doing so unless specifically authorized by federal law.

6.                                       Executive’s waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any claim whatsoever, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released.

7.                                       Executive acknowledges and agrees that, but for providing this General Release and Waiver, Executive would not be receiving the consideration provided under the terms of the Separation Agreement, including without limitation the Separation Benefits.  Executive further agrees that, should Executive breach this Section 3, Tops Holding and/or the Company, in addition to any other legal or equitable remedy available to them, shall be entitled to recover any consideration already paid to Executive under the Separation Agreement, including without limitation the Separation Benefits.

8.                                       a.                                       Executive acknowledges that, before signing this General Release and Waiver, he was given a period of 21 days in which to review and consider it; that Executive has, in fact, carefully reviewed this General Release and Waiver; and, that he is entering into it voluntarily and of his own free will.  Executive further acknowledges that Tops Holding and the Company encouraged him in writing to show this General Release and Waiver to and discuss it with his attorney before signing it, and that, to the extent Executive wished to do so, he has done so.  Executive further acknowledges that, if he executed this General Release and Waiver before the end of the 21-day period, such early execution was completely voluntary, and Executive had reasonable and ample time in which to review this General Release and Waiver.

b.                                      Executive agrees that, for a period of seven days after he signs this General Release and Waiver, he has the right to revoke it by providing notice, in writing (delivered in person or by registered or certified mail, return receipt requested), to:  Lynne Burgess, Senior Vice President and General Counsel, Tops Markets, LLC, P.O. Box 1027, Buffalo, New York  14240.  This General Release and Waiver will not become effective and enforceable until after the expiration of the seven-day revocation period.

c.                                       Executive understands that his acceptance of any payment or benefit set forth in this General Release and Waiver at any time more than seven days after he signs this General Release and Waiver confirms that he did not revoke his assent to this General Release and Waiver and, therefore, that it is effective and enforceable.

IN WITNESS WHEREOF, the Executive has executed this General Release and Waiver as of the              day of                                   , 2010.

Patrick Curran